Exhibit 99.1
ThredUp Announces First Quarter 2025 Results
All results reported are for continuing operations, unless otherwise noted.
•Record quarterly revenue of $71.3 million, representing an increase of 10% year-over-year
•Quarterly gross margin of 79.1% and an increase in gross profit of 9% year-over-year
•Active Buyers of 1.37 million, representing growth of 6% year-over-year, with new buyer growth of 95% year-over-year, reflecting ThredUp’s best quarter for new buyer acquisition in its history
•Ended the quarter with cash, restricted cash, and investments of $55.4 million, up $2.6 million dollars from the previous quarter
•Issued a revised full year 2025 financial outlook, raising expectations for Revenue and Adjusted EBITDA margin
Oakland, CA — May 5, 2025 — ThredUp Inc. (Nasdaq: TDUP, LTSE: TDUP), one of the largest online resale platforms for apparel, shoes, and accessories, announced today its financial results for the first quarter ended March 31, 2025 and updated full year 2025 financial outlook.
“We are proud to deliver Q1 out-performance, including a record quarter for new buyer acquisition,” said ThredUp CEO and co-founder James Reinhart. “With momentum in our marketplace, we are pleased to be raising our full year outlook while we continue to improve the product experience for both buyers and sellers.”
First Quarter 2025 Financial Highlights1
•Revenue: Revenue totaled $71.3 million, an increase of 10% year-over-year.
•Gross Profit and Gross Margin: Gross profit totaled $56.4 million, an increase of 9% year-over-year. Gross margin was 79.1% as compared to 80.1% in the first quarter last year.
•Loss from Continuing Operations: Loss from continuing operations was $5.2 million, or a negative 7.3% of revenue, for the first quarter 2025, compared to a loss from continuing operations of $12.2 million, or a negative 18.9% of revenue, for the first quarter last year.
•Adjusted EBITDA from Continuing Operations1: Adjusted EBITDA from continuing operations was $3.8 million, or 5.3% of revenue, for the first quarter 2025, compared to $1.9 million, or 2.9% of revenue, for the first quarter last year.
1 Adjusted EBITDA from continuing operations and Adjusted EBITDA from continuing operations margin are non-GAAP measures. See “Reconciliation of GAAP to Non-GAAP Financial Measures” for a detailed reconciliation of these non-GAAP measures to the most directly comparable GAAP measures and “Non-GAAP Financial Measures” for a discussion of why we believe these non-GAAP measures are useful.

•Active Buyers and Orders: Active Buyers of 1.37 million and Orders of 1.37 million for the first quarter 2025, representing increases of 6% and 16%, respectively, over the first quarter last year.
Recent Business Highlights
•Launched Shop Social: In April, ThredUp launched an AI-powered social commerce experience called Shop Social, which leverages ThredUp’s AI technologies to recommend specific styles, brands and products based on the shopper’s inspiration sourced and uploaded directly from social media. The new shopping feature is currently in beta in the ThredUp iOS app.
•Announced Next Generation Branded Resale Platform: ThredUp is taking an open source approach to branded resale by leveraging its core marketplace technology advancements and removing branded resale fees. Branded resale shops will be pairs free customized branded resale shops with its successful closet Clean Out program. By offering brands free access to its full technology suite, best-in-class operations, and customer acquisition tools, ThredUp is deepening its commitment to help brands launch successful, scalable and high impact resale initiatives.
•Published 13th Annual Resale Report: In partnership with GlobalData, ThredUp released the results of its 2025 Resale Report, revealing that the U.S. secondhand market grew 5 times faster than the broader retail clothing market in 2024 and is set to reach $74 billion by 2029. It also includes new insights about tariff and trade implications, how social commerce and AI are reshaping retail, and the government’s role in managing textile waste.
Financial Outlook
For the second quarter 2025, ThredUp expects:
•Revenue in the range of $72.5 million to $74.5 million, +10% year-over-year at the midpoint
•Gross margin in the range of 77.0% to 79.0%
•Adjusted EBITDA margin of approximately 3.3%
For the full fiscal year 2025, ThredUp expects:
•Revenue in the range of $281.0 million to $291.0 million, +10% year-over-year at the midpoint
•Gross margin in the range of 77.0% to 79.0%
•Adjusted EBITDA margin of approximately 4.0%

ThredUp is not providing a quantitative reconciliation of forward-looking guidance of the Non-GAAP measure Adjusted EBITDA margin to net loss margin, the most directly comparable financial measures under GAAP because certain items are out of ThredUp’s control or cannot be reasonably predicted. We calculate Adjusted EBITDA as net loss adjusted to exclude, where applicable in a given period, depreciation and amortization, stock-based compensation expense, gain on sale of non-marketable equity investment, severance and other reorganization costs, interest expense and provision for income taxes. Adjusted EBITDA margin represents Adjusted EBITDA divided by Revenue for the same period. Accordingly, a reconciliation for Adjusted EBITDA in order to calculate forward-looking Adjusted EBITDA margin is not available without unreasonable effort. However, for the second quarter of 2025 and full year 2025, Depreciation and amortization is expected to be $3.2 million and $12.6 million, respectively. In addition, for the second quarter of 2025 and full year 2025, Stock-based compensation expense is expected to be $3.7 million and $16.0 million, respectively. These items are uncertain, depend on various factors, and could result in projected net loss being materially greater than is indicated by the currently estimated Adjusted EBITDA margin.
Conference Call and Webcast Information
•The live and archived webcast and all related earnings materials will be available at ThredUp’s investor relations website: ir.thredup.com/news-events/events-and-presentations.

ThredUp Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	March 31, 2025	December 31, 2024
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$41,057	$31,851
Marketable securities	5,719	12,325
Accounts receivable, net	4,234	3,567
Other current assets	9,450	9,179
Total current assets	60,460	56,922
Operating lease right-of-use assets	27,773	28,853
Property and equipment, net	67,517	68,480
Goodwill	10,746	10,746
Other assets	6,004	6,224
Total assets	$172,500	$171,225
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,000	$8,326
Accrued and other current liabilities	28,381	29,856
Seller payable	15,758	15,142
Operating lease liabilities, current	4,606	4,345
Current portion of long-term debt	3,860	3,855
Total current liabilities	65,605	61,524
Operating lease liabilities, non-current	31,140	32,489
Long-term debt, net of current portion	17,184	18,151
Other non-current liabilities	2,488	2,760
Total liabilities	116,417	114,924
Commitments and contingencies
Stockholders’ equity:
Class A and B common stock, $0.0001 par value; 1,120,000 shares authorized as of March 31, 2025 and December 31, 2024; 117,781 and 116,134 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	11	11
Additional paid-in capital	617,150	612,148
Accumulated other comprehensive income (loss)	(2)	3
Accumulated deficit	(561,076)	(555,861)
Total stockholders’ equity	56,083	56,301
Total liabilities and stockholders’ equity	$172,500	$171,225

ThredUp Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
	(in thousands, except per share amounts)
Revenue	$71,291	$64,533
Cost of revenue	14,920	12,820
Gross profit	56,371	51,713
Operating expenses:
Operations, product, and technology	35,126	37,125
Marketing	13,143	10,851
Sales, general, and administrative	13,536	16,132
Total operating expenses	61,805	64,108
Operating loss	(5,434)	(12,395)
Interest expense	(514)	(677)
Other income, net	790	893
Loss before provision for income taxes	(5,158)	(12,179)
Provision for income taxes	57	11
Loss from continuing operations	(5,215)	(12,190)
Loss from discontinued operations, net of tax	—	(4,364)
Net loss	$(5,215)	$(16,554)

Weighted-average shares used to compute loss per share, basic and diluted	116,698	109,292

Loss from continuing operations per share, basic and diluted	$(0.04)	$(0.11)
Loss from discontinued operations per share, basic and diluted	—	(0.04)
Total loss per share, basic and diluted	$(0.04)	$(0.15)

ThredUp Inc.
Condensed Consolidated Statements of Comprehensive Loss
(unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
	(in thousands)
Net loss	$(5,215)	$(16,554)
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	—	(864)
Unrealized loss on available-for-sale securities	(5)	(6)
Total other comprehensive loss	(5)	(870)
Total comprehensive loss	$(5,220)	$(17,424)

ThredUp Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
	(in thousands)
Cash flows from continuing operating activities:
Loss from continuing operations	$(5,215)	$(12,190)
Adjustments to reconcile loss from continuing operations to net cash provided by continuing operating activities:
Stock-based compensation expense	5,520	6,911
Depreciation and amortization	3,169	3,748
Reduction in carrying amount of right-of-use assets	1,080	1,273
Other	(183)	39
Changes in operating assets and liabilities:
Accounts receivable, net	(667)	709
Other current and non-current assets	(29)	1,233
Accounts payable	4,719	1,241
Accrued and other current liabilities	(1,863)	2,474
Seller payable	617	(560)
Operating lease liabilities	(1,088)	(1,590)
Other non-current liabilities	(317)	—
Net cash provided by continuing operating activities	5,743	3,288
Cash flows from continuing investing activities:
Purchases of marketable securities	(3,214)	(8,665)
Sale and maturities of marketable securities	10,104	4,500
Purchases of property and equipment	(1,815)	(1,126)
Net cash provided by (used in) continuing investing activities	5,075	(5,291)
Cash flows from continuing financing activities:
Repayment of debt	(1,000)	(1,000)
Proceeds from issuance of stock-based awards	1,151	727
Payments of withholding taxes on stock-based awards	(1,740)	(1,207)
Net cash used in continuing financing activities	(1,589)	(1,480)
Net change in cash, cash equivalents and restricted cash from continuing operations	9,229	(3,483)

Net cash flow used in discontinued operating activities	—	(1,895)
Net cash flow used in discontinued investing activities	—	(494)
Net change in cash, cash equivalents and restricted cash from discontinued operations	—	(2,389)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	—	(115)
Net change in cash, cash equivalents, and restricted cash	9,229	(5,987)
Cash, cash equivalents, and restricted cash, beginning of period	40,488	61,469
Cash, cash equivalents, and restricted cash, end of period	$49,717	$55,482

ThredUp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

Adjusted EBITDA Reconciliation
	Three Months Ended
	March 31, 2025	March 31, 2024
	(in thousands)
Loss from continuing operations	$(5,215)	$(12,190)
Stock-based compensation expense	5,520	6,911
Depreciation and amortization	3,169	3,748
Interest expense	514	677
Provision for income taxes	57	11
Gain on sale of non-marketable equity investment	(234)	—
Severance and other reorganization costs	(3)	2,731
Non-GAAP Adjusted EBITDA from continuing operations	$3,808	$1,888
Revenue	$71,291	$64,533
Non-GAAP Adjusted EBITDA from continuing operations margin	5.3%	2.9%

Free Cash Flow Reconciliation
	Three Months Ended
	March 31, 2025	March 31, 2024
	(in thousands)
Net cash provided by continuing operating activities	$5,743	$3,288
Less: Purchases of property and equipment	(1,815)	(1,126)
Non-GAAP free cash flow from continuing operations	$3,928	$2,162

Investors
ir@thredup.com
Media
media@thredup.com
About ThredUp
ThredUp is transforming resale with technology and a mission to inspire the world to think secondhand first. By making it easy to buy and sell secondhand, ThredUp has become one of the world's largest online resale platforms for apparel, shoes and accessories. Sellers enjoy ThredUp because we make it easy to clean out their closets and unlock value for themselves or for the charity of their choice while doing good for the planet. Buyers enjoy shopping value, premium and luxury brands all in one place, at up to 90% off estimated retail price. Our proprietary operating platform is the foundation for our managed marketplace and consists of distributed processing infrastructure, proprietary software and systems and data science expertise. With ThredUp’s Resale-as-a-Service, some of the world's leading brands and retailers are leveraging our platform to deliver customizable, scalable resale experiences to their customers. ThredUp has processed over 200 million unique secondhand items from 60,000 brands across 100 categories. By extending the life cycle of clothing, ThredUp is changing the way consumers shop and ushering in a more sustainable future for the fashion industry.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential”, “looking ahead”, “looking forward,” “seeking” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, guidance on financial results for the second quarter and full year of 2025; statements about future operating results, capital expenditures and other developments in our business and our long term growth; trends, consumer demand and growth in the online resale markets; the momentum of our business; our investments in technology and infrastructure, including with respect to AI technologies such as AI enabled search features and image search; the impact of tariffs and other changes to global trade on our business, including the closure of the de minimis loophole for goods shipped from China to the U.S. and the resulting impact on advertising expenditures of Chinese fast fashion companies; the success and expansion of our RaaS® model and the timing and plans for future RaaS® clients; our ability to attract new Active Buyers, including our efforts to make resale more engaging and accessible to a wider audience through innovative shopping experiences; and legal and regulatory developments.

Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include, but are not limited to: our ability to attract new users and convert users into buyers and Active Buyers; our ability to achieve profitability; the sufficiency of our cash, cash equivalents and capital resources to meet our liquidity needs; our ability to effectively manage or sustain our growth and to effectively expand our operations; our ability to continue to generate revenue from new RaaS® offerings as sources of revenue; risks from an intensely competitive market; our ability to effectively deploy new and evolving technologies, such as artificial intelligence and machine learning, in our offerings; risks arising from economic and industry trends, including inflationary pressures, increased interest rates, changing consumer habits, climate change and general global economic uncertainty; our ability to comply with applicable laws and regulations; and our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing ThredUp’s views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect ThredUp's results is included in ThredUp’s SEC filings, which may be obtained by visiting our Investor Relations website at ir.thredup.com or the SEC's website at www.sec.gov.
Channels for Disclosure of Information
ThredUp intends to announce material information to the public through the ThredUp Investor Relations website ir.thredup.com, SEC filings, press releases, public conference calls, and public webcasts. ThredUp uses these channels, as well as social media, to communicate with its investors, customers, and the public about the company, its offerings, and other issues. It is possible that the information ThredUp posts on social media could be deemed to be material information. As such, ThredUp encourages investors, the media, and others to follow the channels listed above, including the social media channels listed on ThredUp’s investor relations website, and to review the information disclosed through such channels.
Non-GAAP Financial Measures and Other Operating and Business Metrics

This press release and the accompanying tables contain non-GAAP financial measures, including: Adjusted EBITDA from continuing operations, Adjusted EBITDA from continuing operations margin, free cash flow and other operating and business metrics. In addition to our results determined in accordance with GAAP, we believe that these non-GAAP measures and other operating and business metrics, are useful in evaluating our operating performance and enhancing an overall understanding of our financial position. We use these measures and metrics to evaluate and assess our operating performance, and for internal planning and forecasting purposes. We believe that these non-GAAP measures, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. Our non-GAAP measures and other operating and business metrics are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP measures and other operating and business metrics used by other companies.
We encourage investors to review our results determined in accordance with GAAP and the accompanying reconciliations for more information.
A reconciliation is provided above for Non-GAAP Adjusted EBITDA from continuing operations to loss from continuing operations, the most directly comparable financial measure stated in accordance with GAAP. We calculate Non-GAAP Adjusted EBITDA from continuing operations as loss from continuing operations adjusted to exclude, where applicable in a given period, stock-based compensation expense, depreciation and amortization, severance and other reorganization costs, gain on sale of non-marketable equity investment, interest expense and provision for income taxes. Non-GAAP Adjusted EBITDA from continuing operations margin represents Non-GAAP Adjusted EBITDA from continuing operations divided by Revenue for the same period.
A reconciliation is provided above for Non-GAAP free cash flow from continuing operations to Net cash provided by continuing operating activities, the most directly comparable financial measure stated in accordance with GAAP. We calculate Non-GAAP free cash flow as Net cash provided by continuing operating activities adjusted to exclude Purchases of property and equipment.
An Active Buyer is a ThredUp buyer who has made at least one purchase in the last twelve months. A ThredUp buyer is a customer who has created an account and purchased in our marketplaces, including through our RaaS® clients, and is identified by a unique email address. A single person could have multiple ThredUp accounts and count as multiple Active Buyers.
Orders are defined as the total number of orders placed by buyers across our marketplaces, including through our RaaS® clients, in a given period, net of cancellations.